UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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TECNOGLASS INC.

(Name of Registrant as Specified In Its Charter)

N/A

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TECNOGLASS INC.

Avenida Circunvalar a 100 mts de la Via 40
Barrio Las Flores, Barranquilla
Colombia
(57)(5)3734000

Notice of Annual General Meeting of Shareholders
to be held on August 12, 2014

To the Shareholders of Tecnoglass Inc.:

You are cordially invited to attend the annual general meeting of shareholders of Tecnoglass Inc. to be held at the offices of Graubard Miller, our United States securities counsel, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, on Tuesday, August 12, 2014, at 1:00 p.m., to consider and act upon the following matters:

(1)	To elect three Class A directors to serve for the ensuing three-year period until their successors are elected and qualified and
(2)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on July 7, 2014 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting, you are requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

A. Lorne Weil, Chairman of the Board

Barranquilla, Colombia
July 16, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 12, 2014

Our 2014 Proxy Statement, dated July 16, 2014, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, dated April 16, 2014, are available at investors.tecnoglass.com/annuals-proxies.cfm.

TECNOGLASS INC.

PROXY STATEMENT
Annual General Meeting of Shareholders
to be held on August 12, 2014

This proxy statement and the accompanying form of proxy is furnished to shareholders of Tecnoglass Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our annual general meeting of shareholders to be held at the offices of Graubard Miller, our United States securities counsel, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, on Tuesday, August 12, 2014, at 1:00 p.m., and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of annual general meeting of shareholders, the proxy and the annual report to shareholders for the year ended December 31, 2013 are being mailed on or about July 16, 2014 to shareholders of record on July 7, 2014. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

(1)	To elect three Class A directors to serve for the ensuing three-year period until their successors are elected and qualified and
(2)	Any other business that may properly come before the meeting and any and all postponements or adjournments.

Who is entitled to vote?

Holders of our ordinary shares as of the close of business on July 7, 2014, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 24,340,433 ordinary shares, our only class of voting securities outstanding. Each holder of our ordinary shares is entitled to one vote for each share held on the record date.

How do I vote?

If you are a record holder of your shares, you may vote your ordinary shares at the annual general meeting by:

•	signing and returning the enclosed proxy card, which is discussed in greater detail below; or
•	attending the annual general meeting and voting in person.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee to ensure that votes related to the shares you beneficially own are properly counted.

If you would like to attend the meeting and vote in person and your shares are held in the name of your broker, bank or another nominee, you must obtain a legal proxy from the broker, bank or other nominee to attend the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the Class A director nominees (Proposal 1).

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

If you are a record owner of your shares and you give a proxy, you may revoke your proxy at any time before it is exercised by:

•	sending another proxy card with a later date;
•	notifying our corporate secretary in writing before the annual general meeting that you have revoked your proxy; or
•	attending the annual general meeting, revoking your proxy, and voting in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee for information on how to revoke your voting instructions.

What is a quorum?

A quorum is the minimum number of shares required to be present at the annual general meeting for the meeting to be properly held under our Third Amended and Restated Memorandum and Articles of Association and the Companies Law (2013 Revision) of the Cayman Islands. The presence, in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy, of the holders of a majority of our ordinary shares constitutes a quorum. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares voting on the matter as to which authority to vote is withheld from the broker. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the election of Class A directors.

How many votes are needed for approval of each matter?

The election of a director.  Directors are elected by ordinary resolution which will require the affirmative vote of the holders of a majority of ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the annual general meeting, vote. Abstentions are deemed voted on the director proposal. Therefore, they have the same effect as a vote against any particular nominee. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on such proposal.

If you hold your shares through a broker, bank, or other financial institution, your broker will not be permitted to vote on your behalf in the election of our Class A directors. Please communicate your voting instructions to your broker, bank, or other financial institution before the meeting so that your vote will be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of July 7, 2014 with respect to the ownership of our ordinary shares by:

•	each person or group who beneficially owns more than 5% of our ordinary shares;
•	each of our directors;
•	our chief executive officer, chief financial officer and chief operating officer and our former chief executive officers; and
•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of warrants or other derivative securities. Accordingly, ordinary shares issuable upon exercise of warrants or other derivative securities that are currently exercisable or exercisable within 60 days of July 7, 2014 have been included in the table with respect to the beneficial ownership of the person owning the warrants or other derivative securities, but not with respect to any other persons.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Named Executive Officers
Jose M. Daes Chief Executive Officer and Director	0	(2)	0%
Christian T. Daes Chief Operating Officer and Director	0	(2)	0%
Samuel R. Azout Director	0		0%
Juan Carlos Vilarino Director	0	(2)	0%
Joaquin F. Fernandez Chief Financial Officer	20,567,141	(3)	84.5%
A. Lorne Weil Chairman of the Board	10,000	(4)	*
Julio A. Torres Director	172,000	(5)	*
Martha L. Byorum Director	205,000	(5)	*
B. Luke Weil Former Chief Executive Officer	1,116,000	(6)	4.4%
Luis Eduardo Robayo Salom Former Chief Executive Officer	165,000	(5)	*
All current directors and executive officers as a group (8 persons)	20,954,141	(7)	85.2%
Five Percent Holders:
Energy Holding Corporation	20,567,141	(3)	84.5%
David Sandberg 304 Park Avenue South, 11th Floor New York, NY 10010	1,855,114	(8)	7.2%
Polar Securities Inc. 401 Bay Street, Suite 1900 PO Box 19 Toronto, Ontario M5H 2Y4 Canada	1,260,648	(9)	5.1%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.
(2)	Does not include shares held by Energy Holding Corporation, in which this person has an indirect ownership interest.
(3)	Represents all ordinary shares held by Energy Holding Corporation, of which Messrs. Fernandez and Alberto Velilla Becerra are directors and may be deemed to share voting and dispositive power over such shares. Does not include (i) shares underlying 789,082 private warrants, which private warrants were purchased privately from warrant holders by agreement dated July 14, 2014 and (ii) up to 3,000,000 shares that may be acquired by Energy Holding Corporation upon the achievement of certain share price and earnings targets. Does not account for post-closing upward or downward adjustments that may be made to the merger consideration based on Tecno Corporation’s net debt and working capital as of the closing date.
(4)	Represents shares held by LWEH LLC, of which Mr. Weil is the operating manager. Does not include 253,000 ordinary shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 253,000 ordinary shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children. Does not include 95,693 ordinary shares and 473,337 ordinary shares issuable upon exercise of 473,337 private warrants held by The A. Lorne Weil 2006 Irrevocable Trust — Family Investment Trust (“Trust”) as of the record date, of which Trust Mr. Weil, his spouse and his descendants are beneficiaries but over which Mr. Weil does not exercise voting or dispositive power. The Trust privately sold all of its private warrants as of July 14, 2014.
(5)	Includes 125,000 ordinary shares issuable upon the exercise of 125,000 private warrants held by such reporting person, which became exercisable upon consummation of our initial business combination. Does not include ordinary shares held by LWEH LLC, of which the individual is a member.
(6)	Includes (i) 148,000 ordinary shares held by Mr. Weil, (ii) 168,000 ordinary shares held by Child Trust f/b/o B. Luke Weil u/a dated March 4, 2010 and (iii) 800,000 ordinary shares issuable upon the exercise of 800,000 private warrants held by Mr. Weil, which warrants became exercisable upon consummation of our initial business combination. By agreement dated July 14, 2014, Mr. Weil privately sold 315,745 of his private warrants. By separate agreement of the same date, Mr. Weil acquired privately 137,500 unit purchase options for the purchase of up to 275,000 ordinary shares.
(7)	Includes (i) 20,567,141 shares held by Energy Holding Corporation, of which Mr. Fernandez may be deemed to be the beneficial owner and (ii) 250,000 ordinary shares issuable upon the exercise of 250,000 warrants held by the directors as indicated in the above notes.
(8)	Includes (i) 224,538 ordinary shares held by The Red Oak Fund, LP (“Red Oak”), (ii) 710,292 ordinary shares issuable upon the exercise of warrants held by Red Oak, (iii) 40,416 ordinary shares issuable upon exercise of unit purchase options (and the underlying warrants) held by Red Oak, (iv) 205,581 ordinary shares held by Pinnacle Opportunities Fund, LP (“Pinnacle”), (v) 637,282 ordinary shares issuable upon the exercise of warrants held by Pinnacle and (vi) 37,004 ordinary shares issuable upon exercise of unit purchase options (and the underlying warrants) held by Pinnacle. Mr. Sandberg is the controlling member of Red Oak Partners, LLC, the general partner of Red Oak and a managing member of Pinnacle Partners LLC, the general partner of Pinnacle, and accordingly may be deemed to beneficially own the ordinary shares held by Red Oak and Pinnacle. Information was derived from an Amendment No. 1 to Schedule 13G filed on February 13, 2014.
(9)	Includes (i) 2,470 ordinary shares issuable upon the exercise of warrants held by North Pole Capital Master Fund (“North Pole”), (ii) 55,067 ordinary shares held by Altaris Offshore (“AO”), (iii) 51,625 ordinary shares issuable upon the exercise of warrants held by AO, (iv) 594,315 ordinary shares held by Altaris Offshore Levered (“AOL”) and (v) 557,171 ordinary shares issuable upon exercise of warrants held by AOL. Polar Securities serves as investment advisor to North Pole, AO and AOL. Information was derived from an Amendment No. 2 to Schedule 13G filed on January 27, 2014.

Change in Control

On August 17, 2013, we entered into an agreement and plan of reorganization, which agreement, as amended, we sometimes refer to as the “merger agreement,” with Tecno Corporation, Tecnoglass S.A. (“TG”) and C.I. Engeria Solar S.A. E.S. Windows (“ES”), pursuant to which we acquired Tecno Corporation as a direct subsidiary and TG and ES as indirect subsidiaries. Pursuant to the merger agreement, our wholly-owned subsidiary was to merge with and into Tecno Corporation, with Tecno Corporation surviving as our wholly-owned subsidiary. On December 20, 2013, we held an extraordinary general meeting of our shareholders, at which our shareholders approved the merger and other related proposals. On the same date, we closed the merger.

In connection with the consummating of the merger agreement, we (a) cancelled 2,251,853 of our ordinary shares as a result of holders of 2,251,853 ordinary shares issued in our initial public offering exercising their rights to convert those shares to cash in connection with our initial business combination and (b) issued 20,567,141 ordinary shares to Energy Holding Corporation, the sole shareholder of Tecno Corporation. As a result of these transactions, Energy Holding Corporation held 87.3% of our ordinary shares immediately following consummation of the merger.

The shareholders of Energy Holding Corporation represent all of the former shareholders of TG and ES prior to such companies’ reorganization, which was effected pursuant to the merger agreement and before the consummation of the merger. Jose M. Daes and Christian T. Daes, our chief executive officer and chief operating officer, respectively, and Juan Carlos Vilariño, one of our directors, are shareholders of Energy Holding Corporation. Joaquin Fernandez, our chief financial officer, is a director of Energy Holding Corporation, with shared voting and dispositve power over the ordinary shares held by it.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class A directors, consisting of Samuel R. Azout, Juan Carlos Vilariño and Martha (Stormy) L. Byorum, will expire at this year’s annual general meeting. The term of office of our Class B directors, Christian T. Daes and Julio A. Torres, will expire at our annual general meeting in 2015. The term of office of our Class C directors, consisting of Jose M. Daes and A. Lorne Weil, will expire at our annual general meeting in 2016.

Our nominating committee has nominated each of Messrs. Azout and Vilariño and Ms. Byorum to be re-elected as a Class A director.

Recommendation and Vote Required

The election of directors requires the affirmative vote of the holders of a majority of the ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the annual general meeting, vote.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS A DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT.

Information About Directors, Nominees, Executive Officers and Significant Employees

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	53	Chief Executive Officer and Director
Christian T. Daes	49	Chief Operating Officer and Director
Joaquin Fernandez	53	Chief Financial Officer
A. Lorne Weil	63	Non-Executive Chairman of the Board
Samuel R. Azout	54	Director
Juan Carlos Vilariño	51	Director
Martha (Stormy) L. Byorum	59	Director
Julio A. Torres	46	Director

José M. Daes has served as our chief executive officer and a director since December 2013. Mr. Daes has over 30 years’ experience starting and operating various businesses in Colombia and the U.S. Mr. Daes has served as chief executive officer of ES since its inception in 1984, responsible for all aspects of ES’s operations. Mr. Daes began his career in textiles, importing textiles from Japan to Colombia and later owned and operated an upscale clothing store with multiple locations in Miami. Mr. Daes is the older brother of Christian T. Daes, our chief operating officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG, our operating subsidiaries, and his knowledge of the industry within which they operate.

Christian T. Daes has served as our chief operating officer and a director since December 2013. Mr. Daes has served as the chief executive officer of TG since its inception in 1994, responsible for all aspects of TG’s operations. Mr. Daes’s philanthropic activities include founding the Tecnoglass-ES Windows Foundation, which promotes local development, health and social programs in Barranquilla, Colombia. Mr. Daes is the younger brother of José M. Daes, our chief executive officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG and his knowledge of the industry within which they operate.

Joaquín F. Fernández has served as our chief financial officer since December 2013 and the chief financial officer for TG and ES since 2007. He has also served as a director of ES since January 2002. Mr. Fernández oversees the gathering, reporting, presentation and interpretation of the historical financial information for us and our subsidiaries, as well as implementation of financial strategy for us. Prior to joining TG and ES, Mr. Fernández worked at fuel distribution, outsourcing, and public service companies.

A. Lorne Weil has served as a member of our board of directors and non-executive chairman of the board since our inception. He has also served as a director of Sportech Plc, one of the largest suppliers and operators of pools/tote (often also referred to as pari-mutuel) betting in the world, since October 2010. From October 1991 to November 2013, Mr. Weil served as chairman of the board of Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide, and served as its chief executive officer from April 1992 until November 2013. Mr. Weil also served as president of Scientific Games from August 1997 to June 2005. From 1979 to November 1992, Mr. Weil was president of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Previously, Mr. Weil was vice president of corporate development at General Instrument Corporation, working with wagering and cable systems.

We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his contacts he has fostered throughout his career, as well as his operational experience.

Samuel R. Azout has served on our board of directors since December 2013 and on the board of TG since February 2009. Since March 2013, Mr. Azout has served as an investment manager for Abacus Real Estate. From January 2012 to March 2013, Mr. Azout served as the chief executive officer of the National Agency for Overcoming Extreme Poverty in Colombia, an organization formed by the government of Colombia to assist families in poverty. From September 2008 to January 2012, Mr. Azout was the senior presidential advisor for Social Prosperity, employed by the administration of the President of Colombia. Prior to this, Mr. Azout served as chief executive officer of Carulla Vivero S.A., the second largest retailer in Colombia, for 10 years, until he led its sale to Grupo Exito in 2006.

We believe Mr. Azout is well-qualified to serve as a member of our board of directors due to his contacts and business relationships in Colombia.

Juan Carlos Vilariño has served on our board of directors since December 2013, on the board of TG since November 1995 and on the board of ES since March 1997. Mr. Vilariño has worked as the general manager of various business highway concession consortiums in Colombia including the Malla Vial del Atlántico Highway Concession Consortium since 1993 and the Barranquilla-Ciénaga Highway Concession consortium since 1999. Mr. Vilariño began his career as the assistant vice president in the general consulting department of Finance Corporation of the North, S.A.

We believe Mr. Vilariño is well-qualified to serve as a member of our board of directors due to his contacts and business relationships in Colombia.

Martha (Stormy) L. Byorum has served as a member of our board of directors since November 2011. Ms. Byorum is founder and chief executive officer of Cori Investment Advisors, LLC (Cori Capital), a financial services entity that was most recently (January 2005 through August 2013) a division of Stephens Inc., a private investment banking firm founded in 1933. Ms. Byorum was also an executive vice president of Stephens Inc. from January 2005 until August 2013. From March 2003 to December 2004, Ms. Byorum served as chief executive officer of Cori Investment Advisors, LLC, which was spun off from VB&P in 2003. Ms. Byorum co-founded VB&P in 1996 and served as a Partner until February 2003. Prior to co-founding VB&P in 1996, Ms. Byorum had a 24-year career at Citibank, where, among other things, she served as chief of staff and chief financial officer for Citibank’s Latin American Banking Group from 1986 to 1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She was later appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and a Customer Group Executive with global responsibilities.

Ms. Byorum is a Life Trustee of Amherst College and a chairman of the finance committee of the board of directors of Northwest Natural Gas, a large distributor of natural gas services in the Pacific Northwest.

We believe Ms. Byorum is well-qualified to serve as a member of the board of directors due to her operational experience with Cori Capital Advisors, VB&P and Citibank and her financial background, which includes having served on the audit committees of four publicly-traded companies.

Julio A. Torres has served on our board of directors since October 2011. He previously served as our co-chief executive officer from October 2011 through January 2013. Since March 2008, Mr. Torres has served as managing director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as director general of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as managing director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as vice president with JPMorgan Chase Bank.

We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his operational experience with Nexus Capital Partners, his work with the Colombian government and his extensive contacts he has fostered while working at Nexus Capital Partners, JPMorgan Chase Bank and in the Colombian government.

Director Independence

Our ordinary shares are listed on the NASDAQ Capital Market and therefore, we adhere to the NASDAQ listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Azout, Vilariño, Torres and Ms. Byorum qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board of Directors Meetings and Committees

Our board of directors held one meeting in 2013 and acted by written consent two times. We did not hold a 2013 annual general meeting of shareholders, but we did hold an extraordinary general meeting for the purpose of approving our initial business combination with Tecno Corporation (described above). No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he served in 2013.

We do not have any formal policy regarding director attendance at annual general meetings of shareholders; however, we will attempt to schedule our annual general meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and chief executive officer at this time. This permits our chief executive officer to concentrate his efforts primarily on managing the Company’s business operations and development, while our chairman can focus on, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies and our chief executive officer evaluation processes.

Risk Oversight

Our board of directors’ primary function is one of oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Our audit committee discusses with management the Company’s major financial risk exposures and reports its findings to our board of directors in connection with our board of directors’ risk oversight review. Our compensation committee is responsible for creating incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking.

Code of Ethics

In March 2012, we adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our code of ethics. Requests for copies of our code of ethics should be sent in writing to TG Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, Attn: Corporate Secretary.

Corporate Governance

Audit Committee

We have a standing audit committee of the board of directors, which consists of Martha L. Byorum, Samuel R. Azout and Julio Torres, with Martha L. Byorum serving as chairman. Each of the members of the audit committee is independent under the applicable NASDAQ listing standards.

The audit committee held four meetings in 2013. The audit committee has a written charter, a copy of which was filed with our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 4, 2013. The purpose of the audit committee is to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NASDAQ listing standards and the rules and regulations of the Securities and Exchange Commission, who are “financially literate,” as defined under NASDAQ’s listing standards. NASDAQ’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The board of directors has determined that Martha Byorum satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Our audit committee is responsible for supervising our independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing our accounting practices and systems of internal accounting and disclosure controls, among other things. These responsibilities include reviewing and discussing with management and the independent auditor the annual audited financial statements. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the audit committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with our management and Marcum LLP (“Marcum”), our independent registered public accounting firm. The audit committee has also discussed with Marcum the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The audit committee has also received and reviewed the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence, and has discussed with Marcum its independence from the Company.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2013.

MEMBERS OF THE AUDIT COMMITTEE

Martha L. Byorum (Chairperson)
Samuel R. Azout
Julio A. Torres

Nominating Committee

We have a standing nominating committee, which consists of A. Lorne Weil, Martha L. Byorum, Samuel R. Azout and Juan Carlos Vilariño, with A. Lorne Weil serving as chairperson. Each member of the nominating committee is an “independent director” as defined under NASDAQ listing standards. Pursuant to its written charter, a copy of which was filed with our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 4, 2013, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee held did not meet in 2013, but acted by unanimous written consent one time.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

In December 2013, we established a standing compensation committee consisting of Julio Torres, Samuel R. Azout and Juan Carlos Vilariño, with Julio Torres serving as chairperson. The compensation committee did not hold any meetings in 2013. The compensation committee’s duties, which are specified in our compensation committee charter, a copy of which was filed with our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 4, 2013, include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;
•	reviewing and approving the compensation of all of our other executive officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
•	if required, producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee may consider reports on the performance of executive officers and recommendations about such executive officers compensation made to the committee by other members of senior management. While the compensation committee has the authority to retain the services of compensation consultants or other advisors to assist in carrying out its duties, the committee did not engage such services in the last fiscal year, and has not engaged any such consultant, this fiscal year to date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by us and written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended December 31, 2013, all reports required to be filed by our officers, directors and persons who own more than ten percent of a registered class of our equity securities were filed on a timely basis except for the following: (i) Forms 3 for each of Jose M. Daes, Christian T. Daes, Samuel Azout, Juan Carlos Vilarino and Joaquin Fernandez, each filed separately on March 18, 2014, (ii) a Form 3 filed jointly by Energy Holding Corporation and Alberto Velilla Becerra filed on April 15, 2014 and (iii) a Form 4 for Joaquin Fernandez filed on April 15, 2014.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

Our policies with respect to the compensation of our executive officers are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee is charged with recommending executive compensation packages to our board.

Prior to consummation of the merger in December 2013, none of our executive officers or directors received compensation for services rendered to us. No compensation or fees of any kind, including finders, consulting or other similar fees, were paid to any of our initial shareholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they rendered in order to effectuate, the consummation of our initial business combination.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2013 and 2012 of each of our named executive officers. Our named executive officers include: B. Luke Weil, Julio Torres and Luis Eduardo Robayo Salom, each of whom previously served as our chief executive officer during the year ended December 31, 2013; Jose M. Daes, our current chief executive officer; and Christian T. Daes and Joaquin Fernández, our two most highly compensated executive officers for the fiscal year ended December 31, 2013 other than our current chief executive officer.

Name and principal position	Year	Salary	Bonus	Total
B. Luke Weil(1) Former Chief Executive Officer	2013	—	—	—
	2012	—	—	—
Julio Torres(2) Former Co-Chief Executive Officer	2013	—	—	—
	2012	—	—	—
Luis Eduardo Robayo Salom(2) Former Co-Chief Executive Officer	2013	—	—	—
	2012	—	—	—
Jose M. Daes(3) Chief Executive Officer	2013	$720,000	$100,000	$820,000
	2012	$720,000	$100,000	$820,000
Christian T. Daes(4) Chief Operating Officer	2013	$720,000	$100,000	$820,000
	2012	$720,000	$100,000	$820,000
Joaquin Fernández(5) Chief Financial Officer	2013	$120,000	—	$120,000
	2012	$105,808	$4,514	$110,322

(1)	Mr. Weil served as the chief executive officer from January 2013 to December 2013. Mr. Weil resigned as chief executive officer in connection with the merger. Mr. Weil is the son of A. Lorne Weil, our non-executive chairman of the board.
(2)	Messrs. Torres and Salom served as co-chief executive officers from October 2011 to January 2013.
(3)	Mr. Daes was appointed chief executive officer in December 2013 in connection with the merger. Mr. Daes also serves as chief executive officer of ES. Compensation information for 2012 and 2013 includes amounts paid to Mr. Daes in his capacity as chief executive officer of ES prior to the merger.
(4)	Mr. Daes was appointed chief operating officer in December 2013 in connection with the merger. Mr. Daes also serves as chief executive officer of TG. Compensation information for 2012 and 2013 includes amounts paid to Mr. Daes in his capacity as chief executive officer of TG prior to the merger.
(5)	Mr. Fernández was appointed chief financial officer in December 2013 in connection the merger. Mr. Fernández also serves as chief financial officer of TG and ES. Compensation information for 2012 and 2013 includes amounts paid to Mr. Fernández in his capacity as chief financial officer of TG and ES prior to the merger.

Compensation Arrangements with Named Executive Officers

At present, we do not have employment agreements in place for our executive officers. We have determined to continue the compensation arrangements that were in place for each of Messrs. Daes and Daes with ES and TG, respectively, providing for an annual base salary of $720,000, and to provide an annual base salary to Mr. Fernández equal to approximately $150,000 going forward. Our compensation committee may determine to award a discretionary cash bonus to such executive officers as has been awarded in the past by TG and ES, and may also determine to award to such executive officers share options, share appreciation rights or other awards under our 2013 Long-Term Equity Incentive Plan.

Equity Awards at Fiscal Year End

As of December 31, 2013, we had not granted any share options, share appreciation rights or any other awards under long-term incentive plans to any of our executive officers.

Director Compensation

For the year ended December 31, 2013, we did not compensate any of our directors for their service on the board. However, we did reimburse our directors for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Equity Compensation Plans

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	1,593,917	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,593,917

(1)	On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan. Under this plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors and consultants.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Party Transactions

Pre-Merger Related Transactions of the Company

Prior to our initial public offering, A. Lorne Weil advanced to us an aggregate of $100,000 to cover expenses related to the IPO. The loan was payable without interest on the earlier of (i) November 8, 2012, (ii) the consummation of our IPO or (iii) the date on which we determined not to proceed with the IPO. We paid this loan using proceeds of our IPO not placed in trust.

In May 2012, our initial shareholders forfeited an aggregate of 100,000 shares since the underwriters in our IPO did not exercise their over-allotment option in full. We recorded the aggregate fair value of the shares forfeited to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid for such repurchased shares. The repurchased shares were immediately cancelled, resulting in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

Certain of the initial shareholders, including our former chief executive officers and former and certain current directors, and other persons purchased private warrants from us on a private placement basis simultaneously with the consummation of our IPO, for an aggregate purchase price of $2,400,000. The funds from such purchase were deposited into the trust account simultaneously with the consummation of our IPO. The private warrants are identical to the warrants underlying the units sold in our IPO, except that they are exercisable for cash or on a cashless basis, at the holder’s option, and will are not redeemable by us, in each case so long as such warrants are held by the initial purchasers or their permitted transferees.

On May 20, 2013, the A. Lorne Weil 2006 Irrevocable Trust — Family Investment Trust, a trust of which A. Lorne Weil, his spouse and his descendants are among the beneficiaries, loaned us $100,000 to meet our working capital needs pending our initial business combination. This loan was evidenced by a promissory note payable upon consummation of our initial business combination, in cash without interest, or, at the holder’s discretion and upon approval by our shareholders (which was obtained in connection with the merger), by conversion into warrants at a price of $0.50 per warrant. This note was converted into 200,000 warrants upon consummation of the merger.

From September 5 to November 7, 2013 A. Lorne Weil loaned the Company $150,000 of which $70,000 was paid at closing of the Merger and $80,000 remained unpaid as of December 31, 2013.

Pre-Merger Related Transactions of TG and ES

TG

In the fiscal year ended December 31, 2013 prior to the merger, transactions with TG shareholders resulted in TG generating $39,209,282 in revenues exclusively comprised of sales to ES which was a shareholder of TG leading up to the merger and $5,853,178 in accounts receivables. Transactions with directors resulted in $22,000 in accounts receivable. TG also paid its directors $517,000 in salaries.

In the fiscal year ended December 31, 2012, transactions with TG shareholders resulted in TG generating $28,294,000 in revenues and $25,076,000 in accounts receivables. TG also purchased equipment from its shareholders of $16,000 and paid its directors $483,000 in salaries.

ES

In the fiscal year ended December 31, 2013 prior to the merger, transactions with ES shareholders resulted in ES generating $244,000 in revenues, $147,000 in accounts receivables and $17,270,828 in accounts payables. ES also purchased equipment from its shareholders $5,276,000. Transactions with its directors resulted in $2,000 in accounts receivables and $22,000 in revenues. ES paid its directors $775,000 in salaries.

In the fiscal year ended December 31, 2012, transactions with ES shareholders resulted in ES generating $30,000 in revenues, $461,000 in accounts receivables and $25,076,000 in accounts payables. ES also purchased equipment from its shareholders $29,086,000. Transactions with its directors resulted in $109,000 in accounts receivables and $4,000 in revenues. ES also paid its directors $638,000 in salaries.

E.S. Windows, LLC

The majority of shares of E.S. Windows, LLC (“ESW LLC”), a Florida limited liability company, are owned by Jose Daes, Christian Daes and Evelyn Daes. ESW LLC acts as one of ES’s importers and distributors in the U.S. ESW LLC sends project specifications and orders from its clients to ES, and in turn, receives pricing quotes from ES which are conveyed to the client. ESW LLC does not install any of our products. ESW LLC’s ownership is as follows: 30% of its membership interests are held by Jose Daes, 20% of its membership interests are held by Christian Daes, 10% of its membership interests are held by Evelyn Daes, and the remaining 40% of membership interests are held by two Panamanian companies unaffiliated with the Daes family. Sales to ESW LLC amounted to $28.9 million and $19.6 million during the years ended in December 31, 2013 and December 31, 2012.

Merger Consideration

Energy Holding Corporation, the sole shareholder of Tecno Corporation, whose shareholders are all of the former shareholders of TG and ES, received 20,567,141 ordinary shares in consideration of all of the outstanding and issued ordinary shares of Tecno Corporation. Energy Holding Corporation may not sell or transfer its shares until December 20, 2014, subject to certain limited exceptions.

Energy Holding Corporation also has the contractual right to receive an additional 3,000,000 ordinary shares, to be released upon the attainment of specified share price targets or targets based on our EBITDA in the fiscal years ending December 31, 2014, 2015 or 2016. The following table sets forth the targets and the number of earnout shares issuable to Tecno Corporation shareholders upon the achievement of such targets:

	Ordinary Share Price Target	EBITDA Target		Number of Earnout Shares
		Minimum	Maximum	Minimum	Maximum
Fiscal year ending 12/31/14	$12.00 per share	$30,000,000	$36,000,000	416,667	500,000
Fiscal year ending 12/31/15	$13.00 per share	$35,000,000	$40,000,000	875,000	1,000,000
Fiscal year ending 12/31/16	$15.00 per share	$40,000,000	$45,000,000	1,333,333	1,500,000

If either the ordinary share target or the maximum EBITDA target is met in any fiscal year, Energy Holding Corporation receives the maximum number of earnout shares indicated for the year. In the event the ordinary share target is not met but the combined company’s EBITDA falls within the minimum and maximum EBITDA target for a specified year, the number of earnout shares to be issued will be interpolated between such targets. In the event neither the ordinary share target nor the minimum EBITDA target is met in a particular year, but a subsequent year’s share price or EBITDA target is met, Energy Holding Corporation will earn the earnout shares for the previous year as if the prior year’s target had been met.

Joaquin Fernandez and Alberto Velilla Becerra are directors of Energy Holding Corporation. Jose Daes and Christian Daes are shareholders of Energy Holding Corporation.

Registration Rights

Our initial shareholders, Energy Holding Corporation, holders of the private warrants and warrants issued upon conversion of the promissory note (described above) (and all underlying securities), are entitled to registration rights pursuant to an agreement entered into on December 20, 2013. The holders of a majority of these securities are entitled to make up to two demands that we register such securities, and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the merger. Pursuant to the agreement, we will bear the expenses incurred in connection with the filing of any such registration statements and maintaining the effectiveness thereof. All such securities, except for the ordinary shares held by Energy Holding Corporation, were included on Registration Statement No. 333-193882, which was declared effective on June 16, 2014.

Transfer Agreements in connection with Merger

On December 19, 2013, we entered into an agreement with an affiliate of A. Lorne Weil, our non-executive chairman of the board, and a third party shareholder pursuant to which the third party shareholder agreed to use commercially reasonable efforts to purchase up to 1,000,000 ordinary shares in the open market and agreed that it would not seek conversion or redemption of any such purchased shares in connection with the merger. This third party shareholder and its affiliates purchased an aggregate of 985,896 ordinary shares pursuant to this agreement. Pursuant to the agreement, Mr. Weil’s affiliate transferred to the third party shareholder and its affiliates an aggregate of 2,167,867 private warrants. Additionally, EarlyBirdCapital, Inc., our financial advisor, transferred to the third party shareholder and its affiliates certain unit purchase options, each to purchase one ordinary share and one warrant to purchase one ordinary share. We agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the warrants and shares underlying the warrants, as well as the unit purchase options and underlying securities, transferred to the shareholder and its affiliates, which such registration statement was declared effective on June 16, 2014.

Also on December 19, 2013, we entered into subscription agreements with two investors pursuant to which such investors agreed to purchase an aggregate of 649,382 ordinary shares at $10.18 per Share, or an aggregate of $6,610,709. In connection with this purchase, the affiliate of Mr. Weil transferred an aggregate of 608,796 private warrants to such investors. We agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the warrants and shares underlying the warrants, transferred to these investors, which such registration statement was declared effective on June 16, 2014.

Indemnification Agreements

Effective March 5, 2014, we entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our Third Amended and Restated Memorandum and Articles of Association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Private Placement with Affiliate of A. Lorne Weil

On March 5, 2014, we entered into a subscription agreement with an affiliate of A. Lorne Weil, our Non-Executive Chairman of the Board, pursuant to which such affiliate agreed to purchase an aggregate of 95,693 ordinary shares at an aggregate price of $1,000,000, or approximately $10.45 per share, representing a slight premium to the closing price of our ordinary shares immediately prior to the execution of the subscription agreement. The closing of the purchase took place on March 14, 2014. We agreed to file a registration statement covering the resale of these shares, which such registration statement was declared effective on June 16, 2014.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum has been engaged as our independent registered public accounting firm for fiscal year 2014 by our audit committee. We expect that representatives of Marcum will be present at the annual general meeting of shareholders and that they will be available to respond to appropriate questions submitted by shareholders at the meeting. Marcum will have the opportunity to make a statement if they desire to do so.

Change in Accountants

Crowe Horwath CO S.A. (“Crowe”), an independent registered public accounting firm, audited the consolidated financial statements for each of TG and ES at December 31, 2012, and for each of the two years in the period ended December 31, 2012 (independently for each company). Marcum has served as the independent registered public accounting firm for Tecnoglass Inc. (formerly Andina Acquisition Corporation) since its inception and was selected by the audit committee to continue to serve as the independent registered public accounting firm of the combined company after the completion of our initial business combination with Tecno Corporation, TG and ES described elsewhere in this proxy statement.

Crowe’s report on the consolidated financial statements for each of TG and ES at December 31, 2012, and for the year ended December 31, 2012, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Crowe’s engagement by each of TG and ES, and the subsequent interim period preceding Crowe’s dismissal, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Crowe, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Crowe’s engagement and the subsequent interim period preceding Crowe’s dismissal.

We have engaged Crowe on a limited basis since its dismissal to provide audit and audit-related services in connection with our Annual Report on Form 10-K and other filings that include financial information of TG and ES at, and during the year ended, December 31, 2012.

Fees

During 2013, we paid $137,000 to Crowe Horwath CO S.A for audit and audit related fees.

Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent registered public accountants to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees incurred by us pre- and post-merger for services rendered by Marcum. For services provided by Crowe prior to the merger for TG and ES when they were still private companies, no audit committee approval was obtained or necessary for the fees incurred for such services; however, the audit committee approved all fees incurred by us post-merger for services rendered by Crowe in connection with its limited engagement described above. All future services provided to us and our subsidiaries by our independent registered public accounting firm will be approved by our audit committee.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our ordinary shares.

2015 ANNUAL GENERAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual general meeting of shareholders to be held in 2015 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by March 18, 2015. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of ordinary shares owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our nominating and corporate governance committee a candidate for election to our board of directors should send their letters to Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Vía, Barrio Las Flores Barranquilla, Colombia, Attention: Nominating Committee. Shareholders must follow certain procedures to recommend to our nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable our nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual general meeting of shareholders, we must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name and age;
•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;
•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);
•	Educational background;
•	Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of our ordinary shares beneficially owned by the candidate;
•	The information that would be required to be disclosed by us about the candidate under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the Securities and Exchange Commission); and
•	A signed consent of the nominee to serve as a director, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Vía, Barrio Las Flores, Barranquilla, Colombia, Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors. More information respecting communications with our board of directors may be found at investors.tecnoglass.com/contactboard.cfm.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2015 annual general meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Barranquilla, Colombia, not later than June 1, 2015.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

A. Lorne Weil, Chairman of the Board

Barranquilla, Colombia
July 16, 2014

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

TECNOGLASS

## 2014 Annual General Meeting of Shareholders

**August 12, 2014, 1:00 P.M. local time**

**This Proxy is Solicited On Behalf Of The Board Of Directors**

**Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

Please mark your votes like this [X]

**This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted <u>FOR</u> the election of Class A directors.**

1. Election of the following Class A directors (select one of the following):

**NOMINEES:**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| (01) Samuel R. Azout | ☐ | ☐ | ☐ |
| (02) Juan Carlos Vilarino | ☐ | ☐ | ☐ |
| (03) Martha (Stormy) L. Byorum | ☐ | ☐ | ☐ |

2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof

**I plan on attending the Annual General Meeting of Shareholders** ☐

**COMPANY ID:**

**PROXY NUMBER:**

**ACCOUNT NUMBER:**

**Signature** ________________ **Signature** ________________ **Date** ________, **2014.**

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person